UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

Veris Residential, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13274	22-3305147
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400 Jersey City, New Jersey	07311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 590-1010

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

As previously announced, on February 23, 2026, Veris Residential, Inc., a Maryland corporation (the “Company” or “Veris”), entered into an Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, AC Residential Acquisition LP, a Delaware limited partnership (“Parent”), AC Residential REIT LLC, a Delaware limited liability company (“Merger Sub I”), AC Residential OP LP, a Delaware limited partnership (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”), and Veris Residential, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Company Partnership”), pursuant to which, among other things, (i) the Company will merge with and into Merger Sub I (the “Merger”), with Merger Sub I continuing as the surviving entity in the Merger, and (ii) Merger Sub II will merge with and into the Company Partnership (the “Partnership Merger,” and together with the Merger, the “Mergers”), with the Company Partnership continuing as the surviving partnership in the Partnership Merger (the Mergers, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). On March 25, 2026, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) its preliminary proxy statement on Schedule 14A relating to the special meeting of Veris stockholders to be held on May 21, 2026 (the “Preliminary Proxy Statement”), to, among other things, vote on a proposal to approve the Mergers and the other Transactions. The Company subsequently filed, on April 10, 2026, a definitive proxy statement, which the Company first mailed to its stockholders on or about April 10, 2026 (the “Definitive Proxy Statement”).

Litigation and Stockholder Demands related to the Definitive Proxy Statement

Between April 29, 2026 and May 15, 2026, three complaints were filed by purported stockholders of the Company: (i) McDaniel v. Veris Residential, Inc., et al., Index No. 652548/2026 (N.Y. Sup. Ct., N.Y. Cnty., filed Apr. 29, 2026); (ii) Scott v. Veris Residential, Inc., et al., Index No. 652543/2026 (N.Y. Sup. Ct., N.Y. Cnty., filed Apr. 29, 2026); and (iii) Garfield v. Cumenal, et al., Docket No. HUD-C-000077-26 (N.J. Super. Ct. Ch. Div., Hudson Cnty., filed May 5, 2026) (collectively, the “State Court Complaints”). The State Court Complaints name the Company and the members of its board of directors (the “Board of Directors”) as defendants, and the Garfield action additionally names the Company Partnership, Affinius Capital Advisors LLC, Vista Hill Partners, LLC, Parent, Merger Sub I and Merger Sub II as defendants. The McDaniel and Scott actions assert claims for negligence, negligent misrepresentation, and concealment under New York common law, and the Garfield action asserts claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, and failure to disclose under Maryland law, and for violation of New Jersey state securities laws, in each case in connection with the filing of the Definitive Proxy Statement and generally alleging that the Definitive Proxy Statement contains materially incomplete and/or misleading information. The State Court Complaints seek, among other things, to enjoin or rescind the Transactions and request an award of attorneys’ fees, experts’ fees, and damages in unspecified amounts.

As of May 15, 2026, the Company had also received 14 stockholder demand letters (the “Stockholder Demands”), which similarly allege that the Preliminary Proxy Statement or Definitive Proxy Statement contain materially incomplete and/or misleading information and demand the disclosure of additional information.

The Company and the defendants deny the allegations in the State Court Complaints and the Stockholder Demands and deny any alleged violation of law or legal or equitable duty. The Company and the defendants believe that the State Court Complaints and the Stockholder Demands are without merit and that no further disclosure is required under applicable law. Nonetheless, to avoid the risk of the State Court Complaints or the Stockholder Demands delaying or otherwise adversely affecting the Transactions and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily amend and supplement the Definitive Proxy Statement as described in this Current Report on Form 8-K (the “Supplemental Disclosure”) for the purpose of mooting any alleged disclosure issues, as set forth herein.

Supplemental Disclosures to the Definitive Proxy Statement

Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of the Supplemental Disclosures set forth herein. The Supplemental Disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Page references in the below disclosures are to pages in the Definitive Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Definitive Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Definitive Proxy Statement. Capitalized terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement, unless otherwise defined below. For clarity, new text within restated paragraphs from the Definitive Proxy Statement is highlighted with bold, underlined text, and deleted text within restated paragraphs from the Definitive Proxy Statement is highlighted with strikethrough text.

The section of the Definitive Proxy Statement entitled “The Mergers – Background of the Mergers” is amended and supplemented as follows:

The second paragraph under the subheading “Background of the Mergers” on page 35 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“In June 2020, the Board established the SRC, consisting of Board members A. Akiva Katz as Chairperson, Frederic Cumenal, Tammy K. Jones and Mahbod Nia, the current Chief Executive Officer of the Company. At the time of its formation, the Board determined that the mandate of the SRC would be to evaluate all options available to the Company in order to unlock stockholder value, and not solely to review and evaluate any outside interest that might be received by the Board. The formation of the SRC was not prompted by any actual or potential conflicts of interest.”

The fourth paragraph under the subheading “Background of the Mergers” on page 35 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“On June 10, 2025, Affinius and Vista Hill Partners, LLC (“Vista Hill,” and together with Affinius, the “Buyer Group”) submitted an unsolicited non-binding proposal to acquire all of the outstanding Shares at $17.25 per Share in cash, representing an approximately 13.6% premium to the Company’s closing Share price of $15.19 on June 9, 2025 (the “June 10 Proposal”). The June 10 Proposal (and all later revised proposals) stated that, based on the Buyer Group’s discussions with representatives of The Mack Group, a group of stockholders of the Company beneficially owning Shares and/or limited partnership units in the Company Partnership representing approximately 8% of the outstanding Shares (on an as-exchanged basis), the Buyer Group understood that The Mack Group was supportive in principle of the potential transaction and would be interested in rolling over most (if not all) of their equity in the Company and/or the Company Partnership in a potential transaction. The June 10 Proposal further stated that the Buyer Group was prepared to enter into a customary nondisclosure agreement with the Company and expeditiously complete its confirmatory due diligence of the Company. In addition, the June 10 Proposal (and all later revised proposals) requested that the Company enter into an exclusivity agreement with the Buyer Group. The June 10 Proposal did not include any proposals regarding post-closing employment arrangements or the participation in the equity of the surviving company for any members of the Board or the Company’s executive officers.”

The fourth full paragraph on page 37 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“On September 5, 2025, the Buyer Group submitted a revised non-binding proposal to acquire all of the outstanding Shares at $18.00 per Share in cash, representing an approximately 13.3% premium to the Company’s closing Share price of $15.89 on September 4, 2025 (the “September 5 Proposal”). The September 5 Proposal did not include any proposals regarding post-closing employment arrangements or the participation in the equity of the surviving company for any members of the Board or the Company’s executive officers.”

The tenth full paragraph on page 37 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“On October 29, 2025, the Buyer Group submitted a revised non-binding proposal to acquire all of the outstanding Shares at $18.65 per Share in cash, representing an approximately 30.4% premium to the Company’s closing Share price of $14.30 on October 29, 2025 (the “October 29 Proposal”). The October 29 Proposal did not include any proposals regarding post-closing employment arrangements or the participation in the equity of the surviving company for any members of the Board or the Company’s executive officers.”

The fourth full paragraph on page 38 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“On November 16, 2025, Party A submitted a non-binding proposal to acquire all of the outstanding Shares at $17.50 per Share in cash, representing an approximately 15.7% premium to the Company’s closing Share price of $15.13 on November 14, 2025. The proposal did not include any proposals regarding post-closing employment arrangements or the participation in the equity of the surviving company for any members of the Board or the Company’s executive officers.”

The second paragraph on page 39 of the Definitive Proxy Statement is amended and supplemented by deleting the last sentence and replacing it with the following underlined and bolded disclosures on such page:

“On December 2, 2025, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan and Morgan Stanley. At the meeting, the SRC received updates on the market check and discussed the proposals received to date by the Buyer Group and Party A. The SRC also discussed the December 1 Letter, and did not conclude that any changes in the market check were necessary at that time, as the SRC believed that the current process, conducted with the assistance of the Company’s financial advisors, had already been designed to reach the likely interested parties and that the disruption of a public announcement could potentially compromise the process.”

The third paragraph on page 39 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“On December 5, 2025, Party A submitted a revised non-binding proposal to acquire all of the outstanding Shares at $18.05 per Share in cash, representing an approximately 23.9% premium to the Company’s closing Share price of $14.57 on December 4, 2025. The revised proposal did not include any proposals regarding post-closing employment arrangements or the participation in the equity of the surviving company for any members of the Board or the Company’s executive officers.”

The sixth full paragraph on page 39 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“On December 17, 2025, the Buyer Group submitted a revised non-binding proposal to acquire all of the outstanding Shares at $18.80 per Share in cash, representing an approximately 27.0% premium to the Company’s closing Share price of $14.80 on December 17, 2025 (the “December 17 Proposal”). The December 17 Proposal did not include any proposals regarding post-closing employment arrangements or the participation in the equity of the surviving company for any members of the Board or the Company’s executive officers.”

The twelfth full paragraph on page 39 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“Also on December 30, 2025, the Buyer Group submitted a revised non-binding proposal to acquire all of the outstanding Shares at $19.00 per Share in cash, representing an approximately 26.6% premium to the Company’s closing Share price of $15.01 on December 29, 2025 (the “December 30 Proposal”). The December 30 Proposal requested that the Company enter an exclusivity agreement with the Buyer Group. The December 30 Proposal did not include any proposals regarding post-closing employment arrangements or the participation in the equity of the surviving company for any members of the Board or the Company’s executive officers.”

The second paragraph on page 41 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“On February 16, 2026, the Board held a special meeting attended by members of the Company’s management and representatives of J.P. Morgan, Morgan Stanley and Weil. The representatives of Weil provided an overview of the fiduciary duties of the Board members under Maryland law, and reviewed the key terms of, and remaining open issues in, the Merger Agreement. Representatives of J.P. Morgan and Morgan Stanley reviewed for the Board the financial terms of the transaction, including the sources and uses of funds for the proposed transaction and their preliminary valuation analyses of the proposed Merger Consideration, noting that the price of $19.00 per Share in cash represented an approximately 23% premium to the unaffected Share price as of February 4, 2026 (the last trading day prior to the filing of the Erez Schedule 13D). During the meeting, the Board, together with its financial advisors, engaged in a discussion of the strategic alternatives available to the Company, including whether a liquidation of Company assets had the potential to generate greater value for stockholders than a sale of the Company as a whole. Following such discussion, the Board determined that, in light of current market conditions and the results of the market check to date, a sale of the Company as a whole pursuant to the proposed transaction represented the path most likely to maximize value for the Company's stockholders as compared to the other strategic alternatives considered. Representatives of J.P. Morgan and Morgan Stanley also reported on recent developments related to other potential interested parties, including that Party A had indicated that it would not increase its prior offer to $19.00 per Share in cash and that no other party had expressed an interest in making an offer. At the conclusion of the meeting, the Board instructed its advisors to continue to pursue the proposed transaction with the Buyer Group.”

The section of the Definitive Proxy Statement entitled “The Mergers – Certain Financial Projections Utilized in Connection with the Mergers” is amended and supplemented as follows:

The list below the first full paragraph under the subheading “Company Projections” on page 47 of the Definitive Proxy Statement is amended and supplemented in its entirety as follows on such page:

(in millions, except per share data)	2026E	2027E	2028E	2029E	2030E
Multi-Family NOI(1)	$194	$196	$202	$208	$214
Commercial NOI(2)	$3	$3	$3	$3	$4
Total Property NOI(3)	$197	$199	$205	$211	$217
Core FFO(4)	$83	$84	$81	$91	$101
Core FFO/share(5)	$0.81	$0.80	$0.77	$0.86	$0.95
EBITDA(6)	$152	$153	$156	$162	$168
Capital Expenditures	(11)	(10)	(8)	(8)	(9)
Renovation Capital	(20)	(2)	--	--	--
Net Proceeds from Dispositions	121	--	--	--	--
Unlevered FCF(7)	$242	$141	$148	$153	$159

(1) “Multi-Family NOI” means net operating income from the Company’s multifamily residential portfolio.

(2) “Commercial NOI” means net operating income from the Company’s retail condos and garages.

(3) “Total Property NOI” means Multi-Family NOI plus Commercial NOI.

(4) “Core FFO” means Core Funds from Operations and equals Total Property NOI minus interest expense, minus core general & administrative expense, minus core property management expense, plus corporate and other income, minus distributions paid.

(5) “Core FFO/share” means Core FFO divided by fully diluted shares outstanding.

(6) “EBITDA” means earnings before interest, taxes, depreciation and amortization.

(7) “Unlevered FCF” means Unlevered Free Cash Flow, which is calculated as EBITDA minus capital expenditures, minus renovation capital, plus net proceeds from dispositions.

The second paragraph on page 50 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“Using publicly available information, J.P. Morgan calculated, for each selected company, the multiples of the closing price per share for such selected company as of February 19, 2026 (and with respect to the Company, as of February 4, 2026) to the consensus equity research analyst estimates for such selected company’s funds from operations (the “FFO”) per share for fiscal years 2026E (the “P/2026E FFO Multiple”). The results of these calculations are summarized as follows:

P/2026E FFO Multiple
Avalon Bay Communities	15.5x
Camden Property Trust	16.1x
Essex Property Trust, Inc.	15.8x
Equity Residential	15.4x
Mid-America Apartments	15.7x
UDR, Inc.	14.8x
Veris Residential, Inc.	21.7x

”

The fifth paragraph on page 50 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“Using publicly available information (and with respect to the Company, information provided by management of the Company), J.P. Morgan calculated, for each selected company, the ratio between such selected company’s estimated cash net operating income for the twelve-month period following September 30, 2025 (and with respect to the Company, December 31, 2025) and such selected company’s implied real estate value as of September 30, 2025 (and with respect to the Company, December 31, 2025) (such ratio, the “Implied Cap Rate”). The results of these calculations are summarized as follows:

Implied Cap Rate
Avalon Bay Communities	6.2%
Camden Property Trust	6.0%
Essex Property Trust, Inc.	5.7%
Equity Residential	6.1%
Mid-America Apartments	6.2%
UDR, Inc.	6.4%
Veris Residential, Inc.	6.0%

”

The sixth paragraph on page 50 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“Based on the results of this analysis, J.P. Morgan selected an Implied Cap Rate reference range for the Company of 5.75% to 6.50%. J.P. Morgan then applied such Implied Cap Rate reference range to an estimate of the Company’s cash net operating income of $190 million (post management fee expenses and excluding adjustments for planned asset sales in 2026E) for the next twelve months following December 31, 2025 based on the financial projections, to derive a range of implied real estate values for the Company. The range of implied real estate values was then adjusted by subtracting net debt and other adjustments for the Company of $1,421 million as of December 31, 2025, based on the financial projections, and dividing the result by the fully diluted number of the Shares outstanding of approximately 105.0 million to 105.5 million as of December 30, 2025, as provided by the management of the Company.”

The eighth paragraph on page 50 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“J.P. Morgan conducted a discounted cash flow analysis of the Company for the purpose of determining an implied equity value per share for the Shares using the unlevered free cash flows that the Company is expected to generate during calendar years 2026 through 2030 based on the financial projections. J.P. Morgan calculated a range of terminal values for the Company at the end of such period by applying terminal growth rates ranging from 2.25% to 2.75 % to the unlevered free cash flows of the Company during the terminal year of $163 million based on the financial projections. J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of December 31, 2025 using a range of discount rates from 6.75% to 7.25%, which was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company derived using the capital asset pricing model and J.P. Morgan’s professional judgment and experience. The present value of the unlevered free cash flow estimates and range of terminal values were then adjusted by subtracting net debt and other adjustments for the Company of $1,421 million as of December 31, 2025, based on the financial projections and dividing the result by the fully diluted number of the Shares outstanding of approximately 105.0 million to 105.5 million as of December 30, 2025, as provided by the management of the Company. The analysis indicated a range of implied per share equity value for the Shares (rounded to the nearest $0.25) of $16.00 to $22.50, as compared to the Merger Consideration of $19.00, the unaffected closing price of the Shares as of February 4, 2026 (the last trading day prior to the filing of the Erez Schedule 13D) of $15.42 per Share and the closing price of the Shares as of February 19, 2026 of $16.85. For purposes of its discounted cash flow analysis, J.P. Morgan treated stock-based compensation as a cash expense.”

The section of the Definitive Proxy Statement entitled “The Mergers – Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC – Opinion of Morgan Stanley & Co. LLC – Summary of Morgan Stanley’s Financial Analyses – Comparable Public Companies Analysis ” is amended and supplemented as follows:

The first full paragraph under the subheading “Comparable Public Companies Analysis” on page 54 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures and removing the strikethrough text on such page:

Morgan Stanley reviewed and compared certain publicly available and internal financial information, publicly available and internal ratios and publicly available market multiples relating to the Company with equivalent publicly available data for companies that were determined to be the most relevant to its analysis based on sharing ~~share~~ similar business characteristics with the Company as publicly listed multifamily REITS to derive an implied equity value reference range for the Company. Morgan Stanley reviewed the following publicly-traded companies (which are referred to as “selected companies”): AvalonBay Communities, Inc., Camden Property Trust, Equity Residential, Essex Property Trust, Inc., Mid-America Apartment Communities, Inc., and UDR, Inc.

The section of the Definitive Proxy Statement entitled “The Mergers – Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC – Opinion of Morgan Stanley & Co. LLC – Summary of Morgan Stanley’s Financial Analyses – Discounted Cash Flow Analysis” is amended and supplemented as follows:

The first paragraph under the subheading “Discounted Cash Flow Analysis” on page 55 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

Morgan Stanley performed a discounted cash flow analysis, which is designed to imply a value of a company by calculating the present value of estimated future unlevered free cash flows and terminal value of the company. The “unlevered free cash flows” or “free cash flows” refer to a calculation of the future cash flows of an asset without including, in such calculation, any debt-servicing costs. The present value of a terminal value, representing the value of unlevered free cash flows beyond the end of the forecast period, is added to arrive at a total aggregate value. Outstanding debt of approximately $1.426 billion and preferred equity of approximately $9 million are subtracted and outstanding cash of approximately $14 million is added to arrive at an equity value. The implied equity value is then divided by the estimated number of fully diluted Shares of 104,901,918 Shares as of February 20, 2026, in order to arrive at an implied per share equity value for the Shares. For purposes of its discounted cash flow analysis, Morgan Stanley treated stock-based compensation as a cash expense.

The second paragraph under the subheading “Discounted Cash Flow Analysis” on page 55 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

Morgan Stanley calculated ranges of implied per share equity values for the Shares based on a discounted cash flow analysis utilizing the Company Projections. The unlevered free cash flows from January 1, 2026 through the end of 2030 were discounted to present value using a range of discount rates from 6.7% to 7.8% representing the Company’s weighted average cost of capital, estimated using the capital asset pricing model method and based on considerations Morgan Stanley deemed relevant, taking into account macro-economic assumptions, estimates of risk, the Company’s capital structure and other appropriate factors.

The first full paragraph on page 56 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

Morgan Stanley then calculated a range of implied terminal values of the Company, as of December 31, 2030 by applying a range of implied exit capitalization rates of 5.5% to 6.0%, which was chosen based on Morgan Stanley’s professional judgment, to the forecasted adjusted stabilized net operating income of the Company for the year ended December 31, 2031 of $216 million. The implied terminal enterprise value of the Company was then discounted to present value using a range of the Company’s weighted average cost of capital as the discount rate. This present value of the implied terminal value of the Company was then added to the implied present value of the unlevered free cash flows as described above, subtracting outstanding debt of approximately $1.426 billion and preferred equity of approximately $9 million and adding outstanding cash of approximately $14 million as of the year ended December 31, 2025, and dividing by the estimated number of fully diluted Shares of 104,901,918 Shares as of February 20, 2026, all as provided by the Company’s management, to derive an implied per share equity value reference range for the Shares.

The section of the Definitive Proxy Statement entitled “The Mergers – Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC – Opinion of Morgan Stanley & Co. LLC – Summary of Morgan Stanley’s Financial Analyses – Other Information” is amended and supplemented as follows:

The paragraph under the subheading “Other Information” on page 56 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures and removing the strikethrough text on such page:

Morgan Stanley observed certain additional factors that were provided as supplemental reference data for informational purposes to assist the Board in connection with its analysis. These additional factors were not considered part of Morgan Stanley’s financial analyses with respect to its opinion because the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated February 23, 2026 (including Comparable Public Companies Analysis and Discounted Cash Flow Analysis) were deemed by Morgan Stanley, in its professional judgment, to provide a sufficient basis for rendering the opinion. ~~but were referenced for informational purposes, including the following:~~

The section of the Definitive Proxy Statement entitled “The Mergers – Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC – Opinion of Morgan Stanley & Co. LLC – Summary of Morgan Stanley’s Financial Analyses – Research Analyst Price Targets” is amended and supplemented as follows:

The paragraph under the subheading “Research Analyst Price Targets” on page 57 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed and analyzed future public market trading price targets for the Shares prepared and published by six equity research analysts between December 17, 2024, and December 19, 2025. These targets reflect each analyst’s estimate of the future public market trading price of the Shares.

Analyst	Price Target
A	$18.00
B	$17.50
C	$15.00
D	$16.00
E	$22.00
F	$17.00

The range of equity analyst price targets for the Shares was $15.00 to $22.00. Morgan Stanley then calculated the median of the equity analyst price targets of $17.25 per Share and the mean of $17.58 per Share. The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for the Shares and these estimates are subject to uncertainties, including the future financial performance of Company and future financial market conditions.

The section of the Definitive Proxy Statement entitled “The Mergers – Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC – Opinion of Morgan Stanley & Co. LLC – Summary of Morgan Stanley’s Financial Analyses – Illustrative Precedent Transaction Premiums” is amended and supplemented as follows:

The subheading “Illustrative Precedent Transaction Premiums” on page 57 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

Morgan Stanley considered premiums paid in selected public transactions in the last ten years in which the consideration was cash and the target company was a REIT, which transactions were selected based on Morgan Stanley’s professional judgment. The premiums paid in such transactions represented a median of 26% with respect to one-day premiums to unaffected prices.

Date	Acquiror	Target
26-Feb	Brookfield Asset Management	Peakstone Realty Trust
25-Dec	Blackstone, DivcoWest, MW Group	Alexander & Baldwin
25-Oct	Ares / Makarora Management	Plymouth Industrial REIT
25-Sep	Rithm Capital	Paramount Group
25-Jul	Elliott Investment Management	City Office REIT
24-Nov	Blackstone	Retail Opportunity Investments Corp.
24-Apr	Blackstone	Apartment Income REIT
24-Jan	Blackstone	Tricon Residential
23-Aug	KSL	Hersha Hospitality
22-Sep	GIC, Oak Street	STORE Capital
22-Apr	Blackstone	PS Business Parks
22-Apr	Blackstone	American Campus Communities
22-Feb	Blackstone	Preferred Apartment Communities
21-Nov	American Tower	CoreSite Realty Corporation
21-Nov	KKR, Global Infrastructure Partners	CyrusOne
21-Nov	Cerberus, Highgate Hotels	CorePoint Lodging
21-Nov	Industrial Logistics Properties Trust	Monmouth Real Estate Investment Corp.
21-Sep	PIMCO	Columbia Property Trust
21-Jun	Blackstone	QTS Realty Trust
20-Feb	Simon Property Group	Taubman Centers
18-Jul	Brookfield Asset Management	Forest City Realty Trust
18-Jun	Greystar Real Estate Partners	Education Realty Trust
18-May	Blackstone	Gramercy Property Trust
18-Apr	Welltower	Quality Care Properties
17-Jul	Greystar Led Group	Monogram Residential Trust
17-Jun	CPPIB	Parkway
17-Jun	Government Properties Income Trust	First Potomac Realty Trust
17-Feb	Tricon Capital Group	Silver Bay Realty Trust
17-Jan	Starwood Capital Group	Milestone Apartments
16-Feb	Brookfield Asset Management	Rouse Properties

The section of the Definitive Proxy Statement entitled “The Mergers – Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC – Opinion of Morgan Stanley & Co. LLC – Summary of Morgan Stanley’s Financial Analyses – General” is amended and supplemented as follows:

The first full paragraph on page 59 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures and removing the strikethrough text on such page:

Under the terms of its engagement letter dated February 20, 2026, Morgan Stanley provided the Company with financial advisory services and a financial opinion, and the Company has agreed to pay Morgan Stanley an aggregate fee up to $17 million, $1.5 million of which was earned following the delivery of the opinion (and was not contingent on conclusions reached by Morgan Stanley) described in this section and attached to this proxy statement as Annex D and the remaining portion of which is payable upon the closing of the Mergers. In addition, the Company has also agreed to reimburse Morgan Stanley for its expenses reasonably incurred in performing its services. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of or in connection with Morgan Stanley’s engagement.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, without limitation, the Transactions, our future economic performance, plans and objectives for future operations, and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “assume,” “believe,” “contemplate,” “could,” “intend,” “predict,” “would,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology, although not all forward-looking statements contain these identifying words.

Forward-looking statements are inherently subject to certain risks, trends, changes in circumstances and uncertainties, many of which we cannot predict with accuracy and some of which we may not anticipate, including, but not limited to: (i) historical financial information may not be representative of future results; (ii) the completion of the Transactions on the anticipated terms and timing, or at all, and the satisfaction of other conditions to the completion of the Transactions as well as the failure to realize anticipated benefits of the Transactions; (iii) there may be significant transaction costs in connection with the Transactions and the Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (iv) there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transactions, including in circumstances requiring the Company to pay a termination fee; (vi) any effect of the announcement of the Transactions on the Company’s ability to operate its business and retain and hire key personnel and to maintain favorable business relationships; (vii) the Transactions may result in the diversion of management’s time and attention from ordinary course business operations to issues relating to the Transactions; (viii) certain restrictions during the pendency of the Transactions that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (ix) unfavorable outcome of legal proceedings related to the Transactions; (x) the risk that the Company’s share price may decline significantly if the Transactions are not consummated; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreaks of war or hostilities or public health issues, as well as management’s response to any of the aforementioned factors; and (xiii) other risks and uncertainties detailed in periodic reports that the Company files with the SEC.

There can be no assurance that the Transactions will be completed, or if they are completed, that it will close within the anticipated time period. While the list of factors presented here and in the Definitive Proxy Statement on Schedule 14A filed with the SEC and mailed to stockholders on or about April 10, 2026 is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties and should be read in conjunction with the other forward-looking statements. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made and we undertake no obligation to update, and expressly disclaim any obligation to update, any forward-looking statements, or any other information in this communication, whether resulting from developments, circumstances or events that arise after the date the statements are made, new information, or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we may have expressed or implied by these forward-looking statements. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved as anticipated or that our results, estimates or assumptions will be correct. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements, many of which are beyond the Company’s control. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, and the risks and uncertainties described in the section entitled “Risk Factors Relating to the Mergers” in the Definitive Proxy Statement, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Additional Information and Where to Find It; No Offer or Solicitation

In connection with the Transactions, the Company filed on April 10, 2026, the Definitive Proxy Statement. This Current Report on Form 8-K is not a substitute for the Definitive Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Transactions. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED OR TO BE FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTIONS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PARENT, THE MERGER SUBS AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING OF STOCKHOLDERS. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov). These documents, once available, and the Company’s other filings with the SEC also will be available free of charge on the Company’s website at https://investors.verisresidential.com/sec-filings.

This Current Report on Form 8-K is also not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from stockholders in connection with the proposed Mergers. Information regarding the names of the Company's directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement and other relevant materials filed with the SEC in connection with the Mergers (if and when they become available). Such filings are available free of charge on the Company's website at https://investors.verisresidential.com/sec-filings or through the SEC's website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2026	VERIS RESIDENTIAL, INC.

	By:	/s/ Amanda Lombard
Amanda Lombard
Chief Financial Officer